Exhibit 31.4

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, James Brennan, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of SUNation Energy, Inc., a Delaware corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James Brennan
James Brennan
Date: April 30, 2025	Chief Financial Officer (Principal Financial Officer)